As filed with the Securities and Exchange Commission on January 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0118518
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

2010 Employee Stock Purchase Plan

Amended and Restated 2010 Incentive Compensation Plan, as amended

(Full Title of the Plan)

Kathleen A. Bayless

Senior Vice President, Chief Financial Officer, and Treasurer

Synaptics Incorporated

1251 McKay Drive

San Jose, California 95131

(408) 904-1100

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert S. Kant, Esq. Masha Shmukler, Esq. Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, AZ 85016 (602) 445-8000	John McFarland Senior Vice President, General Counsel, and Secretary Synaptics Incorporated 1251 McKay Drive San Jose, California 95131 (408) 904-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001	2,000,000 shares (2)	$54.09 (3)	$108,170,000 (3)	$13,932.30
Common Stock, par value $0.001	3,000,000 shares (4)	$54.09 (3)	$162,255,000 (3)	$20,898.44
	5,000,000 shares		$270,425,000	$34,830.74

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2010 Employee Stock Purchase Plan and the Amended and Restated 2010 Incentive Compensation Plan, as amended, by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of Common Stock of Synaptics Incorporated (the “Registrant”).
(2)	Represents shares of Common Stock issuable under the 2010 Employee Stock Purchase Plan.
(3)	The offering price per share was calculated solely for purposes of this offering under Rules 457(c) and 457(h) promulgated under the Securities Act, using the average of the high and low sales prices per share of Common Stock as reported on the Nasdaq Global Select Market on January 13, 2014.
(4)	Represents shares of Common Stock reserved for issuance in connection with awards not yet made under the Amended and Restated 2010 Incentive Compensation Plan, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, Synaptics Incorporated (the “Registrant”) is filing this registration statement to register 2,000,000 additional shares of its Common Stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the 2010 Employee Stock Purchase Plan (the “2010 ESPP”), and to register 3,000,000 additional shares of its Common Stock reserved for issuance under the Amended and Restated 2010 Incentive Compensation Plan, as amended (the “A&R 2010 ICP”). The Board of Directors of the Registrant recommended for approval and, on October 22, 2013, the stockholders of the Registrant approved, an amendment to the A&R 2010 ICP that increased the number of shares available for issuance under the A&R 2010 ICP by 3,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Synaptics Incorporated hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-170401) as filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2010.

Item 8.	Exhibits.

Exhibit Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.24(e)	Amended and Restated 2010 Incentive Compensation Plan, as amended (1)

10.24(f)	Form of Deferred Stock Award Agreement for Market Stock Units for Amended and Restated 2010 Incentive Compensation Plan, as amended (2)

10.25	2010 Employee Stock Purchase Plan (3)

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to Appendix B attached to the Registrant’s Definitive Proxy Statement as filed with the Commission on September 11, 2013.

(2)	Incorporated by reference to the Registrant’s Form 10-Q as filed with the Commission on February 1, 2013.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the SEC on October 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 21, 2014.

SYNAPTICS INCORPORATED

By:	/s/ Richard A. Bergman
Richard A. Bergman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Richard A. Bergman and Kathleen A. Bayless and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Richard A. Bergman Richard A. Bergman	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 21, 2014

/s/ Kathleen A. Bayless Kathleen A. Bayless	Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)	January 21, 2014

/s/ Francis F. Lee Francis F. Lee	Chairman of the Board	January 21, 2014

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Director	January 21, 2014

/s/ Nelson C. Chan Nelson C. Chan	Director	January 21, 2014

/s/ Keith B. Geeslin Keith B. Geeslin	Director	January 21, 2014

/s/ Russell J. Knittel Russell J. Knittel	Director	January 21, 2014

/s/ Richard L. Sanquini Richard L. Sanquini	Director	January 21, 2014

/s/ James L. Whims James L. Whims	Director	January 21, 2014

EXHIBIT INDEX

Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.24(a)	Amended and Restated 2010 Incentive Compensation Plan, as amended (1)

10.24(b)	Form of Deferred Stock Award Agreement for Market Stock Units for Amended and Restated 2010 Incentive Compensation Plan (2)

10.25	2010 Employee Stock Purchase Plan (3)

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to Appendix B attached to the Registrant’s Definitive Proxy Statement as filed with the Commission on September 11, 2013.

(2)	Incorporated by reference to the Registrant’s Form 10-Q as filed with the Commission on February 1, 2013.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the SEC on October 22, 2010.